Exhibit 10.45

MANUFACTURERS’ SERVICES LIMITED

2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED

1.             NAME AND PURPOSE.  This plan as amended shall be called the Manufacturers’ Services Limited 2000 Non-Employee Director Stock Option Plan, As Amended (the “Plan”).  The Plan is intended to encourage stock ownership by Non-Employee Directors (as defined below) of Manufacturers’ Services Limited, a Delaware corporation (the “Company”), to provide such directors with an additional incentive to manage the Company effectively and to contribute to its success, and to provide a form of compensation which will attract and retain highly qualified individuals as members of the Board of Directors of the Company.

2.             EFFECTIVE DATE AND TERM OF THE PLAN.  The Plan shall become effective on the date of the consummation of the initial public offering of the Company’s common stock, par value $.001 per share (the “Effective Date”).  Options may not be granted under the Plan after the tenth (l0th) anniversary of the Effective Date (the “Term”); provided, however, that all options outstanding as of that date shall remain or become exercisable pursuant to their terms and the terms of the Plan.

3.             ADMINISTRATION.  The Plan shall initially be administered by the Board of Directors of the Company (the “Board”).  The Board shall delegate the administration of the Plan to a committee of Board (the “Committee”) in the event such a committee is established by the Board for such purpose and that committee is composed solely of two or more “Non-Employee Directors” (as such term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  Each member of the Committee shall be eligible to participate in the Plan.  References herein to the Committee shall be deemed to refer to the Board in the event that the administration of the Plan has not been delegated to the Committee.  The Committee may, from time to time, establish such regulations, provisions and procedures, within the terms of the Plan, as in the opinion of its members may be advisable in the administration of the Plan.  A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.  The interpretation and construction by the Committee of any provisions of the Plan or of any option granted pursuant to the Plan shall be final and binding upon the Company and any optionee.  No member of the Board of Directors of the Company or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted pursuant thereto.

4.             STOCK AVAILABLE FOR OPTIONS.  Subject to the adjustments as provided in Subsection 7(f), the aggregate number of shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) reserved for purposes of the Plan shall be 625,000 shares of authorized and unissued shares or issued shares reacquired by the Company (the “Shares”).  Determinations as to the number of Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time.  If any outstanding option under the Plan expires or is terminated for any reason before the end of the Term of the Plan, the Shares allocable to the unexercised portion of such option shall become available for the grant of other options under the Plan.  No shares delivered to the Company in full or partial payment upon exercise of an option pursuant to Subsection 7(c)

or in full or partial payment of any withholding tax liability permitted under Section 10 shall become available for the grant of other options under the Plan.

5.             PARTICIPATION.  Subject to the limitations contained in this Section 5, any director of the Company who is not a contractual nor common law employee of the Company or any of its subsidiaries (a “Non-Employee Director”) will be eligible to be granted options to purchase shares of the issued or issuable Common Stock in accordance and consistent with the terms and conditions of the Plan.  An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth.  Except as provided herein, terms and conditions of options granted to a director at any given time need not be the same for any other grant of options.

6.             OPTION GRANTS.

(a)           Discretionary Grants.  In addition to the automatic option grants provided for in Subsections (b) and (c) hereof, the Committee shall be authorized to determine from time to time the directors (among the Non-Employee Directors) to be granted options, the number of shares of Common Stock subject to such options, and the terms and conditions of the options to be granted.  All options granted under this Subsection (a) must be approved by either the Board or the Committee prior to such grant.

(b)           Initial Grants.  Each Non-Employee Director who was in office prior to the Effective Date and remains in office after the Effective Date, shall automatically be granted options to purchase 20,000 shares of Common Stock unless such Non-Employee Director had previously received such a grant prior to the Effective Date.  Any individual elected to the Board as a Non-Employee Director after the Effective Date shall automatically be granted options to purchase 40,000 shares of Common Stock (as adjusted pursuant to Section 8 hereof) upon initial election and re-election to such position.

(c)           Annual Grants.  Each Non-Employee Director shall automatically be entitled to be granted options to purchase 10,000 shares of Common Stock (as adjusted pursuant to Section 8 hereof) on each anniversary of such Non-Employee Director’s election or re-election to the Board of Directors.  Such options will be granted to each Non-Employee Director on the date of the Company’s Annual Meeting of Stockholders (or such other date as determined by the Board in the event that an Annual Meeting of Stockholders is not held by the Company).

(d)           Non-Statutory Stock Options.  All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Each option granted under the Plan shall provide that such option will not be treated as an “incentive stock option,” as that term is defined in Section 422(b) of the Code.

7.             TERMS AND CONDITIONS OF OPTIONS OF THE PLAN.  Options granted under this Plan shall be evidenced by agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following conditions:

(a)           Term of Options.  The term of each option shall be for a period of not greater than ten (10) years from the date of grant of the option.

(b)           Option Price.  The exercise price of each option shall be equal to one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of the grant of the option.  If the shares are traded in the over-the-counter market, the Fair Market Value per share shall be the closing price on the national market list as quoted in the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) on the day the option is granted or if no sale of shares is reflected in Nasdaq on that day, on the next preceding day on which there was a sale of shares reflected in Nasdaq.  If the shares are not traded in the over-the-counter market but are listed upon an established stock exchange or exchanges, such Fair Market Value shall be deemed to be the closing price of the shares on such stock exchange or exchanges on the day the option is granted or if no sale of the shares shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of the shares.

(c)           Medium of Payment.  The option price shall be payable to the Company either (i) in United States dollars in cash or by check, bank draft, or money order payable to the order of the Company or (ii) if permitted by the Board, through the delivery of shares of the Common Stock with a Fair Market Value on the date of the exercise equal to the option price, provided such shares are utilized as payment to acquire at least 100 shares of Common Stock, or (iii) by a combination of (i) and (ii) above.  Fair Market Value will be determined in the manner specified in Subsection 7(b) except as to the date of determination.

(d)           Exercise of Options.  Except as provided herein, the Committee shall have the authority to determine, at the time of grant of each option pursuant to Subsection 6(a), the times at which an option may be exercised and any conditions precedent to the exercise of an option.  Except as provided herein, options granted pursuant to Subsection 6(b) and Subsection 6(c) shall become exercisable in three equal installments the first on the grant date, the second on the first anniversary of the grant date and the third on the second anniversary of the grant date.  An option shall be exercisable upon written notice to the Chief Financial Officer of the Company, as to any or all shares covered by the option, until its termination or expiration in accordance with its terms or the provisions of the Plan.  Notwithstanding the foregoing, an option shall not at any time be exercisable with respect to less than 100 shares unless the remaining shares covered by an option are less than 100 shares.  The purchase price of the shares purchased pursuant to an option shall be paid in full upon delivery to the optionee of certificates for such shares.  Exercise by an optionee’s heir, personal representative or permitted transferee shall be accompanied by evidence of his or her authority to act, in a form reasonably satisfactory to the Company.

(e)                                  Termination of Service as Director.

(i) Termination of Service for any Reason Other than Death.  In the event an optionee shall cease to serve the Company as a director for any reason other than such optionee’s death or Permanent Disability, each option held by such optionee shall, to the extent rights to purchase shares under the option have been accrued at the time such optionee ceases to serve as a director, remain exercisable, in whole or in part, by the optionee, subject to prior expiration according to its terms and other limitations imposed by the Plan, for a period of one (1) year following the optionee’s cessation of service as a director of the Company.  If the optionee dies after such cessation of service, the optionee’s options shall be exercisable in accordance with Subsection 6(e)(ii) hereof.

(ii) Termination of Service for Death or Permanent Disability.  If an optionee ceases to be a director by reason of death or Permanent Disability, each option held by such optionee shall immediately become exercisable and shall remain exercisable, in whole or in part, by (in the case of Permanent Disability) the optionee or (in the case of death) the personal representative of the optionee’s estate or by any person or persons who have acquired the option directly from the optionee during the shorter of the following periods:  (A) the term of the option, or (B) a period of two (2) years from the death or Permanent Disability of such optionee.  If an optionee dies or a Permanent Disability occurs during the extended exercise period following cessation of service specified in Subsection 6(e)(i) above, such option may be exercised any time within the longer of such extended period or one (1) year after death or Permanent Disability, subject to the prior expiration of the term of the option. For purposes of this Subsection 6(e)(ii), “Permanent Disability” shall mean a determination by the Social Security Administration or any similar successor agency that an optionee is “permanently disabled,” and the date on which a Permanent Disability is deemed to have occurred shall be the date on which such determination by such agency shall have been made.

(f)            Adjustment in Shares Covered by Option.  The number of shares covered by each outstanding option, and the purchase price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares resulting from a split in or combination of shares or the payment of a stock dividend on the shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.  If the Company shall be the surviving corporation in any merger or consolidation or if the Company is merged into a wholly-owned subsidiary solely for purposes of changing the Company’s state of incorporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled to receive in such transaction.  In the event of a Change in Control any option awarded under this Plan to the extent not previously exercisable shall immediately become fully exercisable.  The Committee in its sole discretion may direct the Company to cash out all outstanding options on the basis of the Change in Control Price as of the date a Change in Control occurs or such other date as the Committee may determine prior to the Change in Control.  For purposes of this Plan, a “Change in Control” means the occurrence of any of the following: (A) when any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary, any of the Company’s existing stockholders prior to the Effective Date and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), after the Effective Date, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities; (B) when, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24 month period) or by prior operation of this provision; or (C) the approval by the stockholders of the Company of a transaction involving the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, by merger, or otherwise.  For purposes of this Plan, “Change in Control Price” means the highest price per share of Common Stock paid in any transaction reported on the New York Stock Exchange or paid or offered in any bona fide transaction related to a Change in Control at any time during the 60-day period immediately preceding the occurrence of the Change in Control, in each case as determined by the Committee.  In the event of a change in the shares as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.  To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option.  Except as expressly provided in this Subsection 7(f), the optionee shall have no rights by reason of any split or combination of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of stock subject to the option.  The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

(g)           Rights of a Stockholder.  An optionee shall have no rights as a stockholder with respect to any shares covered by his or her option until the date on which the optionee becomes the holder of record of such shares.  No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date on which he or she shall have become the holder of record thereof, except as provided in Subsection 7(f).

(h)           Postponement of Delivery of Shares and Representations.  The Company, in its discretion, may postpone the issuance and/or delivery of shares upon any exercise of an option until completion of the registration or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any person exercising an option to make such representations, including a representation that it is the optionee’s intention to acquire shares for investment and not with a view to distribution thereof, and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules, and regulations.  In such event no shares shall be issued to such holder unless and until the Company is satisfied with the accuracy of any such representations.

(i)            Transferability.  Unless provided in the option agreement, the options granted pursuant to the Plan are not transferable by a Non-Employee Director.  The Committee shall have the sole discretion to determine to what extent, if any, the options granted pursuant to the Plan are transferable by a Non-Employee Director.

(j)            Other Provisions.  The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee shall deem advisable.

8.             ADJUSTMENTS IN SHARES AVAILABLE FOR OPTIONS.  The adjustments in number and kind of shares and the substitution of shares, affecting outstanding options in accordance with Subsection 7(f) hereof, shall also apply to the number and kind of shares issuable upon the exercise of options to be granted pursuant to Section 6 and the number and kind of shares reserved for issuance pursuant to the Plan, but not yet covered by options.

9.             AMENDMENT OF THE PLAN.  The Board, insofar as permitted by law, shall have the right from time to time, with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever.  So long as the Common Stock is eligible for trading on the New York Stock Exchange, the Board shall obtain stockholder approval for those revisions or amendments of the Plan required to be so approved pursuant to the rules of the New York Stock Exchange.  If the Plan is amended so that the exemption provided by Rule 16b-3 as a result of the Plan being approved by the stockholders of the Company is no longer available for options granted under Subsections 6(b) or 6(c) hereof, all options subsequently granted thereunder must be approved by either the Board or the Committee prior to such grant.

10.           WITHHOLDING OF TAXES.  The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any federal, state, or local taxes required by law to be withheld.  Unless otherwise prohibited by the Committee, an optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means:  (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to the optionee a number of shares having a Fair Market Value as of the “Tax Date,” less than or equal to the amount of withholding tax obligation; or (c) delivering to the Company unencumbered shares owned by the optionee having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation.  The “Tax Date” shall be the date that the amount of tax to be withheld is determined. Fair Market Value shall be determined in the manner specified in Subsection 7(b), except as to the date of determination.  An optionee’s election to pay the withholding tax obligation by either of (b) or (c) above shall be irrevocable, may be disapproved by the Committee, and must be made either six (6) months prior to the Tax Date or during the period beginning on the third business day following the date of release of the Company’s quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date.

11.           RIGHT OF BOARD OF DIRECTORS OR STOCKHOLDERS TO TERMINATE DIRECTOR’S SERVICE.  Nothing in this Plan or in the grant of any option hereunder shall in any way limit or affect the right of the Board of Directors or the stockholders of the Company to remove any director or otherwise terminate his or her service as a director, pursuant to the law, the Restated Certificate of Incorporation, or Amended and Restated By-laws of the Company.

12.           APPLICATION OF FUNDS.  The proceeds received by the Company from the sale of stock pursuant to options will be used for general corporate purposes.

13.           NO OBLIGATION TO EXERCISE OPTION.  The granting of an option shall impose no obligation on the optionee to exercise such option.

14.           CONSTRUCTION.  This Plan shall be construed under the laws of the State of Delaware.